LEASE AGREEMENT

Short Form Lease

THIS LEASE AGREEMENT (the “Lease”) is made and entered into as of the 9th day of November, 2021, by and between 3 Squirrels, LLC.(“Landlord”) and High Sierra Technologies, Inc. (“Tenant”). Pursuant to the terms of this Lease, Landlord agrees to lease the Premises (hereinafter defined) to Tenant and Tenant agrees to lease the Premises from Landlord.  The Lease includes the following exhibits and attachments: Exhibit A (Outline and Location of Premises), Exhibit B (Expenses and Taxes), Exhibit C (Work Letter, if required), Exhibit D (Building Rules and Regulations), and Exhibit E (Additional Provisions, if required).

1.

Basic Lease Information

1.01 “Building” shall mean the building located at 501 Evans Avenue, Reno, NV 89512.  “Rentable Square Footage of the Building” is deemed to be 6,000 square feet. “Property” shall mean the Building and the parcel(s) of land on which it is located.  “Common Areas” shall mean the portion of the Building and Property that are designated by Landlord for the common use of tenants and others.

1.02  “Premises” shall mean the area shown on Exhibit A to this Lease.  The Premises is known as 225 E. 5th Street. The “Rentable Square Footage of the Premises” is deemed to be 1,475 square feet ..

1.03  “Base Rent”:

Period or Months of Term	Annual Rate Per Square Foot	Monthly Base Rent
1-12	$0.850	$1,253.75

1.04  “Tenant’s Pro Rata Share”: 24.58%. Tenant shall pay Tenant’s Pro Rata Share of Taxes and Expenses in accordance with Exhibit B of this Lease

1.05  Tenant’s share of Additional Rent: $203.50, payable upon lease execution.

1.06  “Term”: A period of 12 months.  Subject to Section 2, the Term shall commence on December 1, 2021 (the “Commencement Date”) and, unless terminated early in accordance with this Lease, end on, November 30 2022 (the “Termination Date”).

1.07  “Security Deposit”:  $1,253.75, payable upon lease execution.

1.08  “Broker(s)”:  Landlord and Tenant represent and warrant that they have not dealt with any real estate agent or broker in connection with this transaction other than Dickson Commercial Group representing the Landlord and Avison Young representing the Tenant, whose commissions shall be paid by Landlord pursuant to a separate agreement, and each agrees to indemnify and save the other harmless from and against all liability, damage, loss, cost, and expense incurred by reason of a breach of said representation, warranty and covenant.

1.09  “Permitted Use”:  Research and Development Laboratory Space and Warehouse Space.

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1.10  “Notice Addresses”:

Landlord:	Tenant: High Sierra Technologies, Inc.
3 Squirrels, LLC. 440 Circle Drive Reno, NV 89509 Attn: Scott Dunseath	1495 Ridgeview Drive, Suite 230A Reno, NV 89519 Attn.: Gregg Koechlein

1.11  “Landlord Work” means the work, if any, that Landlord is obligated to perform in the Premises pursuant to a separate work letter agreement (the “Work Letter”), if any, attached to this Lease as Exhibit C.

1.12  “Tenant Improvement Allowance” Landlord shall provide Tenant with a Tenant Improvement Allowance in the amount of N/A.  Tenant shall receive this amount in: (a) a reduction in monthly rent via a rent credit, or (b) a direct payment to a Landlord approved contractor for work performed.  Tenant shall notify Landlord of its desired method of receipt.

2.

Adjustment of Commencement Date; Possession.

2.01  If Landlord is required to perform Landlord Work prior to the Commencement Date: (a) the date set forth in Section 1.06 as the Commencement Date shall instead be defined as the “Target Commencement Date”; (b) the actual Commencement Date shall be the sooner of the delivery of the space for the Tenant’s use or December 1, 2021 provided that the Landlord Work is completed by said date; (c) if the Landlord Work is not completed by December 1, 2021, the Commencement Date shall be adjusted to reflect the actual date the Premises are delivered to the Tenant and (d) the Termination Date will be the last day of the Term as determined based upon the actual Commencement Date. If the Termination Date does not fall on the last day of a calendar month, Landlord and Tenant may elect to adjust the Termination Date to the last day of the calendar month in which Termination Date occurs by the mutual execution of a commencement letter agreement setting forth such adjusted date. Landlord’s failure to substantially complete the Landlord Work by the Target Commencement Date shall not be a default by Landlord or otherwise render Landlord liable for damages. If Landlord is delayed in the performance of the Landlord Work as a result of the acts or omissions of Tenant, the Tenant Related Parties (defined in Section 12) or their respective contractors or vendors, including, without limitation, changes requested by Tenant to approved plans, Tenant’s failure to comply with any of its obligations under this Lease, or the specification of any materials or equipment with long lead times (a “Tenant Delay”), the Landlord Work shall be deemed to be Substantially Complete on the date that Landlord could reasonably have been expected to Substantially Complete the Landlord Work absent any Tenant Delay.

2.02 The Premises are accepted by Tenant in “as is” condition, after the completion of all of the Landlord Work, and configuration without any representations or warranties by Landlord. Landlord shall not be liable for any failure to deliver possession of the Premises or any other space due to the holdover or unlawful possession of the Premises or any portion thereof by any person or entity.  In such event, the Commencement Date for the Premises shall be postponed until the date Landlord delivers possession of the Premises to Tenant free from occupancy by any party.  In such event, the Termination Date will be the last day of the Term as determined based upon the Commencement Date.

3.

Rent.  Tenant shall pay Landlord timely, without any setoff or deduction all Base Rent and Additional Rent due for the Term (collectively referred to as “Rent”). “Additional Rent” means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord under this Lease. Tenant shall pay and be liable for all gross receipts, rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent.  Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand.  All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord provided that the installment of Base Rent and Additional Rent for the first full calendar month of the Term shall be payable upon the execution of this Lease by Tenant.  Rent shall be made payable to the entity and sent to the address Landlord designates.  Tenant shall pay Landlord an administration fee equal to five percent (5%) of all past due Rent if the Rent is more than ten (10) days late. In addition, past due Rent shall accrue interest at twelve percent (12%0 per annum. Tenant acknowledges that Landlord will incur damages and

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administrative costs in connection with any late payment of Rent, the amounts of which are difficult or impossible to calculate and that the foregoing amounts constitute a reasonable estimate thereof.  Rent for any partial month during the Term shall be prorated. No endorsement or statement on a check or letter accompanying payment shall be considered an accord and satisfaction.  Tenant’s covenant to pay Rent is independent of every other covenant in this Lease.

4.

Compliance with Laws; Use.  The Premises shall be used for the Permitted Use and for no other use whatsoever. Tenant shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity (“Laws”), regarding the operation of Tenant’s business and the use, condition, configuration and occupancy of the Premises.  Tenant shall comply with the rules and regulations of the Building attached as Exhibit D and such other reasonable rules and regulations adopted by Landlord from time to time.

5.

Security Deposit.  The Security Deposit shall be delivered to Landlord upon the execution of this Lease by Tenant and held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant’s obligations.  The Security Deposit is not an advance payment of Rent or a measure of damages.  Landlord may use all or a portion of the Security Deposit to satisfy past due Rent or to cure any Default (defined in Section 17) by Tenant.  If Landlord uses any portion of the Security Deposit, Tenant shall on demand restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant within 45 days after the later to occur of: (a) determination of the final Rent due from Tenant; or (b) the later to occur of the Termination Date or the date Tenant surrenders the Premises to Landlord in compliance with Section 24. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

6.

Utilities.  Tenant shall be responsible for the separately metered gas and electricity serving the Premises, as well as their own janitorial service.

7.

Leasehold Improvements.  Subject to the following, all improvements in and to the Premises (collectively, “Leasehold Improvements”), including any Alterations shall remain upon the Premises at the end of the Term without compensation to Tenant.  Landlord, by written notice to Tenant given at least 30 days prior to the Termination Date, may require Tenant, at its expense, to remove any electronic, phone and data cabling and related equipment (collectively, “Cable”) installed by or for the benefit of Tenant and any other Leasehold Improvements (collectively referred to as “Required Removables”).

8.

Repairs and Alterations.

8.01 Tenant, at Tenant’s sole cost and expense, shall repair and maintain the Premises and every part thereof, including but not limited to all doors, roll up doors, door frames, windows, glazing, skylights, heating and air conditioning systems, and signs in good, safe and sanitary condition, except those portions that Landlord agrees to maintain in this Paragraph. Tenant shall complete annual maintenance of the heating and air conditioning systems and shall provide Landlord with evidence of completion. Landlord shall repair and maintain only the exterior walls, exterior roof, cement-embedded or sub-surface non-accessible plumbing, landscaping, sidewalks, driveways and parking lots, Lessee shall reimburse Landlord its pro-rata share for any costs incurred by Landlord in repairs and maintenance.  Landlord shall not be in default hereof or otherwise liable to Tenant as a result of any damage or injury caused by Landlord’s failure to keep or maintain said exterior walls, exterior roof, cement-embedded or sub-surface non-accessible plumbing, landscaping, sidewalks, driveways and parking lots unless Tenant has given Landlord written notice of the need to repair said portions of the Premises and Landlord has failed to make said repairs within a reasonable time after receiving written notice.  By entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair provided that the Landlord Work has been completed.  It is understood and agreed that Tenant has no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, except as specifically herein set forth, and no representations respecting the condition of the Premises have been made by Landlord to Tenant, except as specifically herein set forth.

8.02 Tenant shall not make alterations, repairs, additions or improvements or install any Cable (collectively referred to as “Alterations”) without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld, other than with respect to Alterations that are structural or electrical in nature, will cost in excess of $2,500.00, involve any life, health and safety systems of the Building or penetrations of the roof of the Building, in which event Landlord may grant or withhold consent in its sole discretion. In order to obtain such

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approvals, Tenant shall furnish Landlord with plans and specifications; names of contractors acceptable to Landlord; required permits and approvals; evidence of contractor’s and subcontractor’s insurance in amounts reasonably required by Landlord and naming Landlord as an additional insured; and any security for performance in amounts reasonably required by Landlord.  Tenant shall reimburse Landlord for any sums paid by Landlord for third party examination of Tenant’s plans for Alterations.  Before alterations may begin, valid building permits or other permits or licenses required must be furnished to Landlord, and, once the Alterations begin, Tenant will diligently and continuously pursue their completion.  If requested by Landlord, Tenant will pay, prior to the commencement of the construction, an amount determined by Landlord necessary to cover the costs of demolishing such alterations and/or the cost of returning the Premises to its condition prior to such alterations.  As a further condition to giving such consent, Landlord may require Tenant to provide Landlord, at Tenant's sole cost and expense, a payment and performance bond in form acceptable to Landlord, in a principal amount not less than one and one-half times the estimated costs of such alterations, to ensure Landlord against any liability for mechanic's and materialmen's liens and to ensure completion of work.  Tenant acknowledges that it is aware of the provisions of NRS 108.2403 and 108.2407 and will comply therewith.  Upon completion, Tenant shall furnish “as-built” plans for Alterations, completion affidavits and full and final waivers of lien.  Notwithstanding the foregoing, Tenant may, with written consent of Landlord, not to be unreasonably withheld, install trade fixtures, equipment, and machinery in conformance with the ordinances of the applicable city and county, and they may be removed upon termination of its Lease provided the Premises are not damaged by their removal. The Landlord hereby gives its consent to the Tenant for the painting of the walls, doors, ceiling and floors of the Premises which shall be done at the Tenant’s sole cost and expense.

Tenant Initials:  GK

8.03 Landlord will have the right to construct or permit construction of tenant improvements in or about the Building for existing and new tenants and to alter any public areas in and around the Building.  Notwithstanding anything which may be contained in this Lease, Tenant understands this right of Landlord and agrees that such construction will not be deemed to constitute a breach of this Lease by Landlord and Tenant waives any such claim which it might have arising from such construction.

9.

Entry by Landlord.  Landlord may enter the Premises to inspect or show the Premises, to clean and make repairs, alterations or additions and to perform or facilitate maintenance, repairs, alterations or additions to any portion of the Building.  Except in emergencies or to provide Building services, Landlord shall provide Tenant with reasonable prior verbal notice of entry. Entry by Landlord shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent.

10.

Assignment and Subletting.  Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, subject to Landlord’s right to recapture the Premises (set forth below), such consent shall not be unreasonably withheld.  Any attempted Transfer in violation of this Article shall be void. Within 15 Business Days after receipt of executed copies of the transfer documentation and such other information as Landlord may request, Landlord shall either: (a) consent to the Transfer by execution of a consent agreement in a form reasonably designated by Landlord; (b) refuse to consent to the Transfer; or (c) recapture the portion of the Premises that Tenant is proposing to Transfer.  If Landlord exercises its right to recapture, the Lease shall automatically be amended to delete the applicable portion of the Premises effective on the proposed effective date of the Transfer. In no event shall any Transfer release or relieve Tenant from any obligation under this Lease.  Tenant shall pay Landlord a review fee of $1,500.00 for Landlord’s review of any requested Transfer.  Tenant shall pay Landlord as Additional Rent 50% of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer. At any time that Tenant is in Default, Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of Tenant’s share of payments received by Landlord.  No assignment or subletting will release Tenant from its obligations hereunder.

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11.

Liens.  Tenant shall not permit mechanic’s or other liens to be placed upon the Property or Premises in connection with any work purportedly done by or for the benefit of Tenant or its transferees. Tenant shall, within 10 days of notice from Landlord, fully discharge any lien by settlement, by bonding or by insuring over the lien in the manner prescribed by Law.  If Tenant fails to do so, Landlord may bond, insure over or otherwise discharge the lien.  Tenant shall reimburse Landlord for any amount paid by Landlord, including, without limitation, reasonable attorneys’ fees.

12.

Indemnity and Waiver of Claims.  Tenant hereby waives all claims against and releases Landlord and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees and agents (the “Landlord Related Parties”) from all claims for any injury to or death of persons, damage to property or business loss in any manner related to (a) acts of God, (b) acts of third parties, (c) the bursting or leaking of any tank, water closet, drain or other pipe; (d) the inadequacy or failure of any security services, personnel or equipment. or (e) any matter outside of the reasonable control of Landlord. Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties, Tenant shall indemnify, defend and hold Landlord and Landlord Related Parties harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (if and to the extent permitted by Law), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties by any third party and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, the Tenant Related Parties or any of Tenant’s transferees, contractors or licensees.

13.

Insurance.  Tenant shall, throughout the Term, maintain the following insurance (“Tenant’s Insurance”):  (a) Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $2,000,000.00; (b) standard fire and extended coverage insurance with "all risk" coverage on all Leasehold Improvements and on all personal property and equipment to the extent of at least ninety percent (90%) of their full replacement value for the replacement of personal property and equipment and the restoration of Tenant’s Leasehold Improvements and (c) Business Interruption Insurance providing at least six months’ of replacement income in the event of a casualty covered by the preceding policy; (d) Workers’ Compensation Insurance as required by Law and in amounts as may be required by applicable statute and Employers Liability Coverage of at least $1,000,000.00 per occurrence.  All required policies shall be primary, and any insurance available to Landlord shall be considered excess and non-contributory.  Any company writing Tenant’s Insurance must have an A.M. Best rating of not less than A-VIII.  All Commercial General Liability Insurance policies shall name Landlord (or its successors and assignees), the managing agent for the Building (or any successor) and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord and its successors as the interest of such designees shall appear, as additional insureds. All policies of Tenant’s Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least 30 days’ advance written notice of any cancellation, termination, material change or lapse of insurance.  Tenant shall provide Landlord with a certificate or certificates of insurance evidencing Tenant’s Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises (delivery thereof being a condition to Tenant being granted possession of the Premises), and thereafter as necessary to assure that Landlord always has current certificate(s) evidencing Tenant’s Insurance. If Tenant fails to have a duplicate original or certificate of any required policy on deposit at any time during the Lease Term (and prior thereto in the possession by Tenant prior to the Commencement Date or subsequent to the termination date hereof in the event of a holdover), the Landlord shall have the right (but no obligation), provided Landlord has given to Tenant at least five (5) days written notice of such failure, to take out and to maintain such required policy, and if Landlord does so, then Tenant shall be obligated to pay Landlord, as Additional Rent, the amount of the premium applicable to such required policy within ten (10) days following any such notice from Landlord. Except as expressly provided as Tenant's Permitted Use, or as otherwise consented to by Landlord in writing, Tenant shall not do or permit anything to be done within or about the Premises that would increase the existing rate of insurance on the Building and shall, at its sole cost and expense, comply with any requirements, pertaining to the Premises, of any insurance organization insuring the Building or Building-related apparatus.  Tenant agrees to pay to Landlord, as Additional Rent, any increases in premiums on policies resulting from Tenant's Permitted Use or other use consented to by Landlord which increases Landlord's premiums or requires extended coverage by Landlord to insure the Premises.

14.

Subrogation. Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claims, actions or causes of action against the other for any loss or damage with respect to Tenant’s Property, Leasehold Improvements, the Building, the Premises, or any contents thereof,

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including rights, claims, actions and causes of action based on negligence, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance.

15.

Casualty Damage.  Landlord, by notice to Tenant within 60 days of the date of the fire or other casualty (a “Casualty”), shall have the right to terminate this Lease if all or any part of the Premises is damaged to the extent (as reasonably determined by Landlord) that it cannot reasonably be repaired within 120 days after the date of the Casualty. If this Lease is not terminated, Landlord shall promptly and diligently, restore the Premises. Such restoration shall be to substantially the same condition that existed prior to the Casualty, except for modifications required by Law. Upon notice from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant's Insurance with respect to any Leasehold Improvements performed by or for the benefit of Tenant; provided if the estimated cost to repair such Leasehold Improvements exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's commencement of repairs.  Within 15 days of demand, Tenant shall also pay Landlord for any additional excess costs that are determined during the performance of the repairs. Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant's business resulting in any way from the Casualty or the repair thereof.  Provided that Tenant is not in Default, during any period of time that all or a material portion of the Premises is rendered untenantable as a result of a Casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant. Notwithstanding the foregoing provisions, in the event the Premises, or any portion thereof, shall be damaged by fire or other casualty due to the fault or negligence of Tenant, its agents, employees, servants, contractors, subtenants, licensees, customers or business invitees, then, without prejudice to any other rights and remedies of Landlord, this Lease shall not terminate, the damage shall be repaired at Tenant's cost, and there shall be no apportionment or abatement of any rent.

16.

Condemnation.  Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasipublic use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”).  Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building.  The terminating party shall provide written notice of termination to the other party within 45 days after it first receives notice of the Taking.  The termination shall be effective on the date the physical taking occurs. All compensation awarded for a Taking, or sale proceeds, shall be the property of Landlord.

17.

Events of Default.  Each of the following occurrences shall be considered to be a “Default”: (a) Tenant’s failure to pay any portion of Rent when due, after the applicable grace period, if the failure continues for 3 days after written notice to Tenant, which notice shall be in satisfaction of, and not in addition to, notice required by Law (“Monetary Default”); or (b) Tenant’s failure (other than a Monetary Default) to comply with any term, provision, condition or covenant of this Lease, if the failure is not cured within 10 days after written notice to Tenant, which notice shall be in satisfaction of, and not in addition to, notice required by Law, provided, however, if Tenant’s failure to comply cannot reasonably be cured within 10 days, Tenant shall be allowed additional time (not to exceed 60 days) as is reasonably necessary to cure the failure so long as Tenant commences to cure within 10 days and Tenant diligently pursues the cure to completion.

18.

Remedies.

18.01  Nothing contained herein shall constitute a waiver of Landlord's right to recover damages by reason of Landlord's efforts to mitigate the damage to it by Tenant's default; nor shall anything in this Section adversely affect Landlord's right, as in this Lease elsewhere provided, to indemnification against liability for injury or damages to persons or property occurring prior to a termination of this Lease.

18.02  All cure periods provided herein shall run concurrently with any periods provided by law.

18.03  In the event of default, as designated herein above, in addition to any other rights or remedies provided for herein or at law or in equity, Landlord, at its sole option, shall have the following rights:

A.  The right to declare the term of this Lease ended and reenter the Premises and take possession thereof, and to terminate all of the rights of Tenant in and to the Premises.

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B.  The right, without declaring the term of this Lease ended, to reenter the Premises and to occupy the same, or any portion thereof, for and on account of the Tenant as hereinafter provided, and Tenant shall be liable for and pay to Landlord on demand all such expenses as Landlord may have paid, assumed or incurred in recovering possession of the Premises, including costs, expenses, attorney's fees and expenditures placing the same in good order, or preparing or altering the same for reletting, and all other expenses, commissions and charges paid by the Landlord in connection with reletting the Premises.  Any such reletting may be for the remainder of the term of this Lease or for a longer or shorter period.  Such reletting shall be for such rent and on such other terms and conditions as Landlord, in its sole discretion, deems appropriate.  Landlord may execute any lease made pursuant to the terms hereof either in the Landlord's own name or in the name of Tenant or assume Tenant's interest in any existing subleases to any tenant of the Premises, as Landlord may see fit, and Tenant shall have no right or authority whatsoever to collect any rent from such tenants, subtenants, of the Premises.  In any case, and whether or not the Premises or any part thereof is relet, Tenant, until the end of the Lease term shall be liable to Landlord for an amount equal to the amount due as Rent hereunder, less net proceeds, if any of any reletting effected for the account of Tenant.  Landlord reserves the right to bring such actions for the recovery of any deficits remaining unpaid by the Tenant to the Landlord hereunder as Landlord may deem advisable from time to time without being obligated to await the end of the term of the Lease.  Commencement of maintenance of one or more actions by the Landlord in this connection shall not bar the Landlord from bringing any subsequent actions for further accruals.  In no event shall Tenant be entitled to any excess rent received by Landlord over and above that which Tenant is obligated to pay hereunder; or

C.  The right, even though it may have relet all or any portion of the Premises in accordance with the provisions of subsection B. above, to thereafter at any time elect to terminate this Lease for such previous default on the part of the Tenant, and to terminate all the rights of Tenant in and to the Premises.

18.04  Pursuant to the rights of re-entry provided above, Landlord may remove all persons from the Premises and may, but shall not be obligated to, remove all property therefrom, and may, but shall not be obligated to, enforce any rights Landlord may have against said property or store the same in any public or private warehouse or elsewhere at the cost and for the account of Tenant or the owner or owners thereof.  Tenant agrees to hold Landlord free and harmless from any liability whatsoever for the removal and/or storage of any such property, whether of Tenant or any third party whomsoever.  Such action by the Landlord shall not be deemed to have terminated this Lease.

18.05  If Tenant breaches this Lease and abandons the Premises before the end of the term, or if its right of possession is terminated by Landlord because of Tenant's  breach of this Lease, then this Lease may be terminated by Landlord at its option.  On such Termination Landlord may recover from Tenant, in addition to the remedies permitted at law:

A.  The worth, at the time of the award, of the unpaid Rent and Additional Rents which had been earned at the time this Lease is terminated.

B.  The worth, at the time of the award, of the amount by which the unpaid Rent and Additional Rents which would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of rents that Tenant proves could be reasonably avoided;

C.  The worth, at the time of the award, of the amount by which the unpaid Rent and Additional Rents for the balance of the Lease Term after the time of award exceeds the amount of such rental loss for such period as the Tenant proves could have been reasonably avoided; and

D.  Any other amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant's breach of its obligations under this Lease, or which in the ordinary course of events would be likely to result therefrom.  The detriment proximately caused by Tenant's breach will include, without limitation, (i) expenses for cleaning, repairing or restoring the Premises,  (ii)  expenses for altering, remodeling or otherwise improving the Premises for the purpose of reletting the Premises, (iii) brokers' fees and commissions, advertising costs and other expenses of reletting the Premises, (iv)  costs of carrying the Premises such as taxes, insurance premiums, utilities and security precautions, (v) expenses of retaking possession of the Premises, (vi) reasonable attorney's fees and court costs, (vii) any unearned brokerage commissions paid in connection with this Lease, (viii) reimbursement of any previously waived Rent, Additional Rent, free rent or reduced rental rate, and (ix) any concession made or paid by Landlord to the benefit of Tenant in consideration of this Lease including, but not limited to, any moving

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allowances, contributions or payments by Landlord for tenant improvements or build-out allowances or assumptions by Landlord of any of the Tenant's previous lease obligations.

18.06  In any action brought by the Landlord to enforce any of its rights under or arising from this Lease, Landlord shall be entitled to receive its costs and legal expenses including reasonable attorneys' fees, whether or not such action is prosecuted to judgment.

18.07  The waiver by Landlord of any breach or default of Tenant hereunder shall not be a waiver of any preceding or subsequent breach of the same or any other term.  Acceptance of any Rent payment shall not be construed to be a waiver of the Landlord of any preceding breach of the Tenant.

18.08  All past due amounts owed by Tenant under the terms of this Lease shall bear interest at twelve percent (12%) per annum unless otherwise stated.

19.

Limitation of Liability.

THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) SHALL BE LIMITED TO THE LESSER OF (A) THE INTEREST OF LANDLORD IN THE PROPERTY, OR (B) THE EQUITY INTEREST LANDLORD WOULD HAVE IN THE PROPERTY IF THE PROPERTY WERE ENCUMBERED BY THIRD PARTY DEBT IN AN AMOUNT EQUAL TO 70% OF THE VALUE OF THE PROPERTY.  TENANT SHALL LOOK SOLELY TO LANDLORD’S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY LANDLORD RELATED PARTY. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTY BE LIABLE TO TENANT FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE.  BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) (DEFINED IN SECTION 22 BELOW) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN SECTION 22 BELOW), NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT.

21.

Holding Over.  If Tenant fails to surrender all or any part of the Premises at the termination of this Lease, occupancy of the Premises after termination shall be that of a tenancy at sufferance.  Tenant’s occupancy shall be subject to all the terms and provisions of this Lease and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover.  No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise.

22.

Subordination to Mortgages; Estoppel Certificate.  Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). This clause shall be self-operative, but upon request from the holder of a Mortgage (a “Mortgagee”), Tenant shall execute a commercially reasonable subordination agreement. As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease.  Upon request, Tenant shall, without charge, attorn to any successor to Landlord’s interest in the Lease. Tenant shall, within 10 days after receipt of a written request from Landlord, execute and deliver a commercially reasonable estoppel certificate to those parties as are reasonably requested by Landlord.

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23.

Notice.  All demands, approvals, consents or notices shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested, or sent by overnight or same day courier service at the party’s respective Notice Address(es) set forth in Section 1.  Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address without providing a new Notice Address, 3 days after notice is deposited in the U.S. mail or with a courier service in the manner described above.  Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address.

24.

Surrender of Premises.  At the termination of this Lease or Tenant’s right of possession, Tenant shall remove Tenant’s Property and any designated Required Removables from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and damage which Landlord is obligated to repair hereunder excepted. If Tenant fails to remove any of Tenant’s Property within 2 days after termination, Landlord, at Tenant’s sole cost and expense, shall be entitled to remove and store Tenant’s Property.  Landlord shall not be responsible for the value, preservation or safekeeping of Tenant’s Property.  Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred. If Tenant fails to remove Tenant’s Property from the Premises or storage within 30 days after notice, Landlord may deem all or any part of Tenant’s Property to be abandoned and title to Tenant’s Property shall vest in Landlord. If Tenant fails to remove any of the designated Required Removables by the Termination Date or perform related repairs in a timely manner, Landlord may perform such work and Tenant will promptly reimburse Landlord for the costs thereof plus an administrative fee of ten percent (10%).

25.

Miscellaneous.

25.01  If either party institutes a suit against the other for violation of or to enforce any covenant, term or condition of this Lease, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys’ fees.  Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease.  Either party’s failure to declare a default immediately upon its occurrence, or delay in taking action for a default shall not constitute a waiver of the default, nor shall it constitute an estoppel.

25.02  Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant (other than the payment of the Security Deposit or Rent), the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, civil disturbances and other causes beyond the reasonable control of the performing party (“Force Majeure”).  Force Majeure shall not include financial difficulties of the party required to perform.

25.03  Landlord shall have the right to transfer and assign, in whole or in part, all of its ownership interest, rights and obligations in the Building, Property or Lease, including the Security Deposit, and upon transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations and the return of any Security Deposit.

25.04  Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only, and the delivery of it does not constitute an offer to Tenant or an option. Tenant represents that it has dealt directly with and only with Avison Young as a broker in connection with this Lease.  Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease.

25.05  The expiration of the Term, whether by lapse of time, termination or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or termination of this Lease.

25.06  Tenant shall, and may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements.  This covenant and all other covenants of Landlord shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building.

25.07  This Lease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Premises. This Lease may be modified only by a written agreement signed by

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Landlord and Tenant. This Lease shall be interpreted and enforced in accordance with the Laws of the state or commonwealth in which the Building is located.

25.08  Tenant represents and warrants to Landlord that each individual executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant and that Tenant is not, and the entities or individuals constituting Tenant or which may own or control Tenant or which may be owned or controlled by Tenant are not, among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists.

26. Option to Renew. Provided the tenant is not in default under the Lease Agreement at the time of exercise, Tenant shall have two (2) independent one (1) year options to extend. Tenant must provide written notice to Landlord no later than three (3) months prior to the expiration date of this Lease or the terms listed within the Option to Renew will by null and void. The Base Rent for the extensions shall be in continuation of prior year term and conditions with annual increases of three percent (3%) per annum thereafter.

Landlord and Tenant have executed this Lease as of the day and year first above written.

Landlord:

Tenant:

3 Squirrels, LLC

High Sierra Technologies, Inc.

By: /s/ Scott Dunseath

By: /s/ Gregg W. Koechlein

Its: Owner

Its: Chief Operating Officer

Date:11-9-21

Date:  November 9, 2021

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EXHIBIT A

OUTLINE AND LOCATION OF PREMISES

30' 2"
29' 6"
1475 Feet²
49' 8" 49'
2,475 Feet²
1025 Feet²
1,025 Feet²

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EXHIBIT B

EXPENSES AND TAXES

1.  Payments.

1.01  Tenant shall pay Tenant’s Pro Rata Share of the total amount of Expenses and Taxes for each calendar year during the Term. Landlord shall provide Tenant with a good faith estimate of the total amount of Expenses and Taxes for each calendar year during the Term.  On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant’s Pro Rata Share of Landlord’s estimate of the total amount of Expenses and Taxes. If Landlord determines that its good faith estimate was incorrect by a material amount, Landlord may provide Tenant with a revised estimate.  After its receipt of the revised estimate, Tenant’s monthly payments shall be based upon the revised estimate and, as set forth below, Tenant will pay Landlord the amount of any underpayment or receive a refund or credit of an overpayment.  If Landlord does not provide Tenant with an estimate of the total amount of Expenses and Taxes by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the previous year’s estimate until Landlord provides Tenant with the new estimate.  Upon delivery of any new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous year’s estimate.  Tenant shall pay Landlord the amount of any underpayment within 30 days after receipt of the new estimate.  Any overpayment shall, at Landlord’s option, be refunded to Tenant within 30 days or credited against the next due future installment(s) of Additional Rent.

1.02  As soon as is practical following the end of each calendar year, Landlord shall furnish Tenant with a statement of the actual amount and Tenant’s Pro Rata Share of Expenses and Taxes for the prior calendar year.  If the estimated amount of Expenses and Taxes for the prior calendar year is more than the actual amount of Expenses and Taxes for the prior calendar year, Landlord shall apply any overpayment by Tenant against Additional Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due.  If the estimated amount of Expenses and Taxes for the prior calendar year is less than the actual amount of Expenses and Taxes for such prior year, Tenant shall pay Landlord, within 30 days after its receipt of the statement of Expenses and Taxes, any underpayment for the prior calendar year.

2.  Expenses.

2.01  “Expenses” means all costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, and managing the Building and the Property.  Expenses include, without limitation: (a) all labor and labor related costs; (b) management fees; (c) the cost of equipping, staffing and operating an on-site and/or off-site management office for the Building, provided if the management office services one or more other buildings or properties, the shared costs and expenses of equipping, staffing and operating such management office(s) shall be equitably prorated and apportioned between the Building and the other buildings or properties; (d) accounting costs; (e) the cost of services; (f) rental and purchase cost of parts, supplies, tools and equipment; (g) insurance premiums and deductibles; (h) electricity, gas and other utility costs; and (i) Common Area Maintenance (CAM) fees and/or building association dues; (j) the amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business).  The cost of capital improvements shall be amortized by Landlord over the lesser of the Payback Period (defined below) or the useful life of the capital improvement as reasonably determined by Landlord. The amortized cost of capital improvements may, at Landlord’s option, include actual or imputed interest at the rate that Landlord would reasonably be required to pay to finance the cost of the capital improvement. “Payback Period” means the reasonably estimated period of time that it takes for the cost savings resulting from a capital improvement to equal the total cost of the capital improvement. Landlord, by itself or through an affiliate, shall have the right to directly perform, provide and be compensated for any services under this Lease. If Landlord incurs Expenses for the Building or Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Building and Property and the other buildings or properties.

2.02  Expenses shall not include: depreciation; principal payments of mortgage and other nonoperating debts of Landlord; the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds; costs in connection with leasing space in the Building, including brokerage commissions; lease

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concessions, rental abatements and construction allowances granted to specific tenants; costs incurred in connection with the sale, financing or refinancing of the Building; fines, interest and penalties incurred due to the late payment of Taxes or Expenses; organizational expenses associated with the creation and operation of the entity which constitutes Landlord; or any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases.

2.03  If the Building is not at least 95% occupied during any calendar year or if Landlord is not supplying services to at least 95% of the total Rentable Square Footage of the Building at any time during a calendar year, Expenses shall, at Landlord’s option, be determined as if the Building had been 95% occupied and Landlord had been supplying services to 95% of the Rentable Square Footage of the Building during that calendar year. Notwithstanding the foregoing, Landlord may calculate the extrapolation of Expenses under this Section based on 100% occupancy and service so long as such percentage is used consistently for each year of the Term.  The extrapolation of Expenses under this Section shall be performed in accordance with the methodology specified by the Building Owners and Managers Association.

3.  “Taxes” shall mean:  (a) all real property taxes and other assessments on the Building and/or Property, including, but not limited to, gross receipts taxes, assessments for special improvement districts and building improvement districts, governmental charges, fees and assessments for police, fire, traffic mitigation or other governmental service of purported benefit to the Property, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Property’s share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property; (b) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property; and (c) all costs and fees incurred in connection with seeking reductions in any tax liabilities described in (a) and (b), including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities.  Without limitation, Taxes shall not include any income, capital levy, transfer, capital stock, gift, estate or inheritance tax. If a change in Taxes is obtained for any year of the Term during which Tenant paid Tenant’s Pro Rata Share of any Taxes, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment. Tenant shall pay Landlord the amount of Tenant’s Pro Rata Share of any such increase in Taxes within 30 days after Tenant’s receipt of a statement from Landlord.

4.  Audit Rights. Tenant, within 30 days after receiving Landlord’s statement of Expenses, may give Landlord written notice (“Review Notice”) that Tenant intends to review Landlord’s records of the Expenses for that calendar year to which the statement applies.  Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review.  If any records are maintained at a location other than the management office for the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records.  If Tenant retains an agent to review Landlord’s records, the agent must be a Certified Public Accountant licensed to do business in the state or commonwealth where the Property is located.  Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit.  Within 90 days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an “Objection Notice”) stating in reasonable detail any objection to Landlord’s statement of Expenses for that year. If Tenant fails to give Landlord an Objection Notice within the 90 day period or fails to provide Landlord with a Review Notice within the 30-day period described above, Tenant shall be deemed to have approved Landlord’s statement of Expenses and shall be barred from raising any claims regarding the Expenses for that year.  Tenant will maintain the records obtained by Tenant as confidential and will not disclose such records or the information contained therein to any person or entity other than its accountants, attorneys or agents who are involved in Tenant’s audit.  Tenant will be responsible for any unauthorized disclosure of such records or information by any such person.  In no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of Expenses unless Tenant has paid and continues to pay all Rent when due.

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EXHIBIT C

WORK LETTER

This Exhibit is attached to and made a part of the Lease by and between 3 Squirrels, LLC. ("Landlord") and High Sierra Technologies, Inc.  ("Tenant") for space in the Building located at 225 E. 5th Street.

1. ENSURE EXISTING ELECTRICAL WORK IS UP TO CODE.

2. DELIVER THE PREMISES IN A BROOM SWEPT CONDITION.

3. INSTALL TOILET, VANITY AND HOSE BIB IN THE EXISTING BATHROOM AREA

4. INSTALL LOCKABLE DOOR IN BETWEEN THE TWO SUITES

5. VERTICAL PENETRATION(S) SHALL REMAIN FOR FUTURE EQUIPMENT HOOKUP

6. ENSURE THAT THE EXISTING HEATING AND COOLING, IF APPLICABLE, SYSTEMS ARE IN GOOD WORKING ORDER

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EXHIBIT D

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking garage (if any), the Property and the appurtenances.  In the event of a conflict between the following rules and regulations and the remainder of the terms of the Lease, the remainder of the terms of the Lease shall control.  Capitalized terms have the same meaning as defined in the Lease.

1.

Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises.  No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas.  At no time shall Tenant permit Tenant’s employees to loiter in Common Areas or elsewhere about the Building or Property.

2.

Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances.  Damage resulting to fixtures or appliances by Tenant, its agents, employees or invitees, shall be paid for by Tenant, and Landlord shall not be responsible for the damage.

3.

No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord.  All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant’s cost and expense, using the standard graphics for the Building. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel without Landlord’s prior approval, which approval shall not be unreasonably withheld.

4.

Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord’s prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right to retain at all times and to use keys or other access codes or devices to all locks within and into the Premises.  A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant’s cost, and Tenant shall not make any duplicate keys.  All keys shall be returned to Landlord at the expiration or early termination of this Lease.

5.

All contractors, contractor’s representatives and installation technicians performing work in the Building shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord’s standard rules, regulations, policies and procedures, which may be revised from time to time.

6.

Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises, which approval shall not be unreasonably withheld.  Damage to the Building by the installation, maintenance, operation, existence or removal of Tenant’s Property shall be repaired at Tenant’s sole expense.

7.

No animals, except those assisting handicapped persons, shall be brought into the Building or kept in or about the Premises.

8.

No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Property, except for those substances as are typically found in similar premises used for general research and development purposes and are being used by Tenant in a safe manner and in accordance with all applicable laws, rules and regulations.  Tenant shall not, without Landlord’s prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law which may now or later be in effect.  Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant, and shall remain solely liable for the costs of abatement and removal.

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9.

Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used, for lodging, sleeping or for any illegal purpose.

10.

Tenant shall not take any action which would violate Landlord’s labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute, or interfere with Landlord’s or any other tenant’s or occupant’s business or with the rights and privileges of any person lawfully in the Building (“Labor Disruption”).  Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume.  Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties, nor shall the Commencement Date of the Term be extended as a result of the above actions.

11.

Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord.  Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electronic or gas heating devices without Landlord’s prior written consent.  Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

12.

Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.

13.

Landlord may from time to time adopt systems and procedures for the security and safety of the Building, its occupants, entry, use and contents.  Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord’s systems and procedures.

14.

Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building.  Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.

15.

Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance.  Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

16.

Deliveries to and from the Premises shall be made only at the times, in the areas and through the entrances and exits reasonably designated by Landlord.  Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

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EXHIBIT E

ADDITIONAL PROVISIONS

None.

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